MacroGenics to Host its Annual Meeting of Stockholders in Virtual Format

Rockville, MD, April 28, 2020 (GLOBE NEWSWIRE) -- MacroGenics, Inc. (Nasdaq: MGNX), a clinical-stage biopharmaceutical company focused on discovering and developing innovative monoclonal antibody-based therapeutics for the treatment of cancer, today announced that its 2020 Annual Meeting of Stockholders (the “2020 Annual Meeting”) will now be held by means of a virtual format only due to the public health and safety concerns related to the novel coronavirus (COVID-19) pandemic and related recommendations and orders from federal and state governmental authorities.

The date and time of the meeting, May 14, 2020 at 9:00 a.m. ET, as disclosed in MacroGenics’ proxy statement for the meeting, has not changed. Stockholders will not be able to attend the 2020 Annual Meeting in person.

As described in the proxy materials for the 2020 Annual Meeting previously distributed, stockholders are entitled to participate in the meeting if they were a stockholder as of the close of business on March 20, 2020, the record date, or hold a legal proxy for the meeting provided by their broker, bank or other agent. The virtual format of the 2020 Annual Meeting will provide stockholders with the same rights and opportunities to participate as they would have at an in-person meeting.

Whether or not you plan to attend the 2020 Annual Meeting, you are encouraged to vote your shares prior to the meeting by one of the methods described in the proxy materials for the meeting. If you have already voted, you do not need to vote again.

Attending the Virtual Meeting

In order to attend the meeting, stockholders must access www.proxydocs.com/MGNX and enter the control number on the proxy card, notice or voting instruction form previously received, and complete the registration page no later than 5:00 p.m. ET on May 12, 2020. A confirmation email will be sent, followed by a second confirmation email on the morning of the 2020 Annual Meeting with instructions on joining the virtual meeting. Online access to the meeting will open at 8:45 a.m. ET on May 14, 2020. Stockholders may ask questions during the meeting using the online platform. Only questions pertinent to meeting matters will be answered during the meeting, subject to time constraints.

Voting Shares at the Virtual Meeting

If you have not voted your shares prior to the 2020 Annual Meeting, you will be able to vote your shares electronically at the 2020 Annual Meeting, or revoke or change a previously submitted vote, by clicking "Vote Now" on the meeting website. Whether or not you plan to attend the 2020 Annual Meeting, you are encouraged to vote your shares prior to the meeting by one of the methods described in the proxy materials you previously received.

The proxy materials you previously received may continue to be used to vote your shares in connection with the meeting. The previously distributed proxy materials will not be updated to reflect the change to a virtual format. If you have already voted, you do not need to vote again.

About MacroGenics

MacroGenics is a clinical-stage biopharmaceutical company focused on discovering and developing innovative monoclonal antibody-based therapeutics for the treatment of cancer. The Company generates its pipeline of product candidates primarily from its proprietary suite of next-generation antibody-based technology platforms, which have applicability across broad therapeutic domains. For more information, please see the Company's website at www.macrogenics.com. MacroGenics and the MacroGenics logo are trademarks or registered trademarks of MacroGenics, Inc.

Cautionary Note on Forward-Looking Statements

Any statements in this press release about future expectations, plans and prospects for the Company, including statements about the Company's strategy, future operations, clinical development of the Company's therapeutic candidates, milestone or opt-in payments from the Company's collaborators, the Company's anticipated milestones and future expectations and plans and prospects for the Company and other statements containing the words "subject to", "believe", "anticipate", "plan", "expect", "intend", "estimate", "project", "may", "will", "should", "would", "could", "can", the negatives thereof, variations thereon and similar expressions, or by discussions of strategy constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: the uncertainties inherent in the initiation and enrollment of future clinical trials, expectations of expanding ongoing clinical trials, availability and timing of data from ongoing clinical trials, expectations for the timing and steps required in the regulatory review process, expectations for regulatory approvals, the impact of competitive products, our ability to enter into agreements with strategic partners and other matters that could affect the availability or commercial potential of the Company's product candidates, business or economic disruptions due to catastrophes or other events, including natural disasters or public health crises such as the novel coronavirus (referred to as COVID-19), and other risks described in the Company's filings with the Securities and Exchange Commission. In addition, the forward-looking statements included in this press release represent the Company's views only as of the date hereof. The Company anticipates that subsequent events and developments will cause the Company's views to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so, except as may be required by law. These forward-looking statements should not be relied upon as representing the Company's views as of any date subsequent to the date hereof.

CONTACTS:

Anna Krassowska, Ph.D., Vice President, Investor Relations & Corporate Communications
Jim Karrels, Senior Vice President, CFO
1-301-251-5172, info@macrogenics.com